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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Imperial Holly Corporation on Form S-8 of our report dated May 31, 1996, appearing in the Annual Report on Form 10-K of Imperial Holly Corporation for the year ended March 31, 1996 and to the references to us in the fourth paragraph of Item 3 (Incorporation of Certain Documents by Reference) and under the heading "Experts" in the Reoffer Prospectus attached as Exhibit 99, both of which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

Houston, Texas
November 15, 1996